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LIST OF SUBSIDIARIES                                                Exhibit 21.1

GLIMCHER REALTY TRUST ("GRT") HAS THE FOLLOWING SUBSIDIARIES:

1.   Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

2. Glimcher Properties Limited Partnership, a Delaware limited partnership (approximately 90% limited partnership interest);

3.   Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);

4.   Glimcher Dayton Mall, Inc. a Delaware corporation (100% shareholder);

5.   Glimcher Colonial Trust, a Delaware business trust (100% shareholders);

6. Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder);

7.   Glimcher Tampa, Inc., a Delaware corporation (100% shareholder);

8.   Glimcher Auburn, Inc., a Delaware corporation (100% shareholder);

9.   Glimcher Weberstown, Inc., a Delaware corporation (100% shareholder);

10.  Glimcher Blaine, Inc., a Delaware corporation (100% shareholder);

11.  Glimcher Montgomery, Inc., a Delaware corporation (100% shareholder);

12.  Glimcher Portland, Inc., a Delaware corporation (100% shareholder).

13.  Glimcher Georgesville, Inc., a Delaware corporation (100% shareholder);

14.  GP Olathe, Inc., a Delaware corporation (100% shareholder); and

15.  GP MetroMall, Inc., a Delaware corporation (100% shareholder).

GLIMCHER PROPERTIES CORPORATION HAS THE FOLLOWING SUBSIDIARIES:

1.   Glimcher Holdings, Inc., a Delaware corporation (100% shareholder);

2.   Glimcher Centers, Inc., a Delaware corporation (100% shareholder);

3.   Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

4.   Glimcher York, Inc., a Delaware corporation (100% shareholder); and

5.   Glimcher Morgantown Mall, Inc., an Ohio corporation (100% shareholder).

GLIMCHER PROPERTIES LIMITED PARTNERSHIP HAS THE FOLLOWING SUBSIDIARIES:

1. Glimcher Holdings Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

2. Glimcher Centers Limited Partnership, a Delaware limited partnership (99% limited partnership interest);



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3.   Grand Central Limited Partnership, a Delaware limited partnership (99%
     limited partnership interest);

4. Glimcher York Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

5. Glimcher University Mall Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

6. Morgantown Mall Associates Limited Partnership, an Ohio Limited partnership (99% limited partnership interest);

7. Olathe Mall LLC, a Colorado limited liability company (approximately 82% member interest);

8. Johnson City Venture LLC, a Delaware limited liability company (99% member interest);

9. Dayton Mall Venture LLC, a Delaware limited liability company (49% member interest);

10. Colonial Park Mall Limited Partnership, a Delaware limited partnership (49.5% limited partners);

11. Glimcher New Jersey Metro Mall LLC, a Delaware limited liability company (50% member interest);

12.  Glimcher Development Corporation, a Delaware corporation (95% shareholder);

13. Weberstown Mall, LLC, a Delaware limited liability company (99% member interest);

14. Glimcher Northtown Venture, LLC, a Delaware limited liability company (99% member interest);

15. Montgomery Mall Associates Limited Partnership, a Delaware limited partnership (99% limited partnership interest);

16. Glimcher Lloyd Venture, LLC, a Delaware limited liability company (99% member interest);

17. Glimcher SuperMall Venture, LLC a Delaware limited liability company (approximately 34% member interest);

18.  San Mall, LLC, a Delaware limited liability company (20% member interest);

19. Polaris Center, LLC, a Delaware limited liability company (49% member interest);

20. Eastland Mall, LLC, a Delaware limited liability company (20% member interest);

21. Georgesville Square, LLC, a Delaware limited liability company (99% member interest); and

22. Polaris Mall, LLC, a Delaware limited liability company (39% member interest).